EXHIBIT 99.1
                                  ------------

                           McCLATCHY NEWSPAPERS, INC.

                              CLASS A COMMON PROXY

                    Proxy Solicited by the Board of Directors for the Special Meeting of Stockholders to be held on March 19, 1998.


The undersigned hereby appoints Gary Pruitt and Karole Morgan-Prager, or either of them, as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated herein, all the shares of the Class A Common Stock of McClatchy Newspapers, Inc. that the undersigned is entitled to vote at the Special Meeting of Stockholders to be held on March 19, 1998, or any postponement or adjournment thereof.

This proxy when properly executed will be voted as directed by the undersigned stockholder. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

-----------------------------------------
 COMMENTS/ADDRESS CHANGE: PLEASE MARK | (Continued and to be dated and signed, COMMENT/ADDRESS CHANGE ON REVERSE SIDE | on other side)


-------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

1. Approval and adoption of the Amended and Restated Agreement and Plan of Merger and Reorganization (the "Reorganization Agreement"), dated as of February 13, 1998, between (among others) McClatchy Newspapers, Inc. ("McClatchy") and Cowles Media Company, a Delaware corporation ("Cowles"), and the transactions contemplated thereby (the "Reorganization"). In connection with the Reorganization, (i) MNI Newco, Inc., a Delaware corporation and newly formed holding company of McClatchy ("New McClatchy"), will be renamed "The McClatchy Company,"
       (ii) McClatchy will be merged (the "McClatchy Merger") with a wholly owned subsidiary of New McClatchy and each outstanding share of McClatchy Class A Common Stock and Class B Common Stock will be converted into shares of New McClatchy Class A Common Stock and Class B Common Stock, (subject to the right of holders of McClatchy Class B Common Stock to exercise appraisal rights), respectively, and (iii) Cowles will be merged into another wholly owned subsidiary of New McClatchy and, subject to certain exceptions, each outstanding share of Cowles common stock will be converted into $90.50 in cash, shares of New McClatchy Class A Common Stock (based upon an exchange ratio set forth in the Reorganization Agreement) or a combination of cash and New McClatchy Class A Common Stock. As a result of the Reorganization, McClatchy and Cowles will become wholly owned subsidiaries of New McClatchy.

        |_|  FOR                  |_|  AGAINST               |_|  ABSTAIN


COMMENTS/ADDRESS CHANGE                 |_|
Please mark the box if you have
written comments/address change
on the reverse side.


Please sign exactly as name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator,trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated: ________________________________, 1998


---------------------------------------------
Signature


---------------------------------------------
Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


-------------------------------------------------------------------------------
                              FOLD AND DETACH HERE


                           McCLATCHY NEWSPAPERS, INC.

                      YOUR VOTE IS IMPORTANT TO THE COMPANY

                      PLEASE SIGN AND RETURN YOUR PROXY BY
                    TEARING OFF THE TOP PORTION OF THIS SHEET
             AND RETURNING IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE

                           McCLATCHY NEWSPAPERS, INC.

                              CLASS B COMMON PROXY

                    Proxy Solicited by the Board of Directors for the Special Meeting of Stockholders to be held on March 19, 1998.


The undersigned hereby appoints Gary Pruitt and Karole Morgan-Prager, or either of them, as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated herein, all the shares of the Class B Common Stock of McClatchy Newspapers, Inc. that the undersigned is entitled to vote at the Special Meeting of Stockholders to be held on March 19, 1998, or any postponement or adjournment thereof.

This proxy when properly executed will be voted as directed by the undersigned stockholder. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

-----------------------------------------
 COMMENTS/ADDRESS CHANGE: PLEASE MARK | (Continued and to be dated and signed, COMMENT/ADDRESS CHANGE ON REVERSE SIDE | on other side)


-------------------------------------------------------------------------------
                              FOLD AND DETACH HERE


1. Approval and adoption of the Amended and Restated Agreement and Plan of Merger and Reorganization (the "Reorganization Agreement"), dated as of February 13, 1998, between (among others) McClatchy Newspapers, Inc. ("McClatchy") and Cowles Media Company, a Delaware corporation ("Cowles"), and the transactions contemplated thereby (the "Reorganization"). In connection with the Reorganization, (i) MNI Newco, Inc., a Delaware corporation and newly formed holding company of McClatchy ("New McClatchy"), will be renamed "The McClatchy Company,"
       (ii) McClatchy will be merged (the "McClatchy Merger") with a wholly owned subsidiary of New McClatchy and each outstanding share of McClatchy Class A Common Stock and Class B Common Stock will be converted into shares of New McClatchy Class A Common Stock and Class B Common Stock, (subject to the right of holders of McClatchy Class B Common Stock to exercise appraisal rights), respectively, and (iii) Cowles will be merged into another wholly owned subsidiary of New McClatchy and, subject to certain exceptions, each outstanding share of Cowles common stock will be converted into $90.50 in cash, shares of New McClatchy Class A Common Stock (based upon an exchange ratio set forth in the Reorganization Agreement) or a combination of cash and New McClatchy Class A Common Stock. As a result of the Reorganization, McClatchy and Cowles will become wholly owned subsidiaries of New McClatchy.

        |_|  FOR                  |_|  AGAINST               |_|  ABSTAIN


COMMENTS/ADDRESS CHANGE                 |_|
Please mark the box if you have
written comments/address change
on the reverse side.


Please sign exactly as name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator,trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated: ________________________________, 1998


---------------------------------------------
Signature


---------------------------------------------
Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


-------------------------------------------------------------------------------
                              FOLD AND DETACH HERE


                           McCLATCHY NEWSPAPERS, INC.

                      YOUR VOTE IS IMPORTANT TO THE COMPANY

                      PLEASE SIGN AND RETURN YOUR PROXY BY
                    TEARING OFF THE TOP PORTION OF THIS SHEET
             AND RETURNING IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE